SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SMARTFORCE PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐
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SMARTFORCE PUBLIC LIMITED COMPANY

NOTICE OF ANNUAL GENERAL MEETING

Notice is Hereby Given that the ANNUAL GENERAL MEETING of Shareholders of SmartForce Public Limited Company (the “Company” or “SmartForce”), a corporation organized under the laws of Ireland, will be held at Jury’s Hotel, Ballsbridge, Dublin 4, Ireland on July 11, 2002, at 11:00 a.m., local time, for the purpose of transacting the following business:

ORDINARY BUSINESS

1.    To re-elect as a director Mr. James S. Krzywicki, who retires by rotation and, being eligible, offers himself for re-election in accordance with the Company’s Articles of Association.

2.    To elect as a director, Dr. Ferdinand von Prondzynski, who was appointed as a director during the year.

3.    To receive and consider the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 2001 and the Auditors’ Report to the Members.

4.    To authorize the directors to fix the remuneration of SmartForce’s auditors for the year ending December 31, 2002.

SPECIAL BUSINESS

To consider and, if thought fit, to pass the following resolutions, which will be proposed as ordinary resolutions:

5.    THAT the Company’s Employee Share Purchase Plan (the “ESPP”) be and it is hereby amended to increase the total number of shares reserved for issuance thereunder by 500,000 ordinary shares of €0.11 each and that the Directors of the Company be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available under the ESPP.

6.    THAT the Company’s 2002 Share Option Plan (the “2002 Plan”) be and it is hereby adopted, that a total of 2,350,000 ordinary shares of €0.11 each be reserved for issuance thereunder and that the Directors of the Company be and they are hereby authorized to do all such acts and things as they may consider necessary or expedient to establish and carry into effect the 2002 Plan with such amendments as may be made by them in accordance with the rules of the 2002 Plan and that each Director be authorized to vote and be counted in the quorum on any matter in connection with the 2002 Plan notwithstanding any interest he may have therein (except that no Director may vote or be counted in a quorum in respect of his own participation) and that any prohibition contained in the Articles of Association of the Company from time to time on a Director voting or being counted in a quorum be and is hereby relaxed to that extent accordingly.

To conduct any other ordinary business of the Company as may properly come before the Meeting.

By Order of the Board

Jennifer M. Caldwell
Secretary

June 17, 2002

Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

1.    The foregoing items of business are more fully described in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.

2.    Those persons whose names appear in the Register of Members of SmartForce (“Members”) on the date materials are dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting.

3.    Holders of SmartForce American Depositary Shares (“ADSs”) may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. SmartForce, at the request of the depositary, has set June 5, 2002 as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

4.    A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of SmartForce. To be valid, proxy forms must be deposited with SmartForce’s Registrars, Computershare Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later than 11:00 a.m. on July 9, 2002. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.

5.    The Register of Directors’ Interests and particulars of directors’ transactions in the share capital of SmartForce and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 10:45 a.m. until the conclusion of the Meeting. Otherwise they will be available for inspection at the registered office of SmartForce during normal business hours on any weekday (Saturdays, Sundays and Irish public holidays excluded) from the date of this Notice until the date of the Meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

SMARTFORCE PUBLIC LIMITED COMPANY
Belfield Office Park
Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

            INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of SmartForce Public Limited Company (referred to herein as “SmartForce”) for use at the Annual General Meeting of Shareholders to be held on July 11, 2002 at Jury’s Hotel, Ballsbridge, Dublin 4, Ireland at 11:00 a.m., local time, or at any adjournment of the Annual General Meeting, for the purposes set forth in the accompanying Notice of Annual General Meeting.

These proxy solicitation materials and the Report of the Directors and the SmartForce Consolidated Financial Statements for the year ended December 31, 2001 and the Auditors’ Report to the Members, were first mailed on or about June 17, 2002 to ADS holders and to all ordinary shareholders entitled to attend and vote at the Annual General Meeting.

Record Date

Record Date for Holders of Our Ordinary Shares.    Holders of our ordinary shares, or Members, whose names appear in the Register of Members, maintained by our registrars, Computershare Services (Ireland) Limited, on the date materials are mailed to Members are entitled to receive notice of the Annual General Meeting or any adjournment of the Annual General Meeting. In addition, any person who is a Member on the date of the Annual General Meeting is entitled to attend and vote at the Annual General Meeting and any adjournment of the Annual General Meeting.

Record Date for Holders of Our ADSs.    The Bank of New York, as the registrar and transfer agent for our ADSs, as well as the depositary for our ordinary shares represented by the ADSs, has fixed the close of business on June 5, 2002 as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment of the Annual General Meeting.

As of June 5, 2002, there were 57,403,910 of our ordinary shares, par value €0.11 per share, issued and outstanding (or 57,403,910 equivalent ADSs) held by approximately 12 holders of record. Each ADS represents one ordinary share. The ADSs are quoted on the Nasdaq National Market under the symbol “SMTF.” As of June 7, 2002, there were approximately 336 registered holders of our ADSs. The ordinary shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of The Bank of New York.

Quorum

To conduct business at the Annual General Meeting, a quorum must be present. Our Articles of Association provide that the presence at an Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of our voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. We will treat ordinary shares represented by a properly signed and returned proxy, including abstentions, as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions will have no effect on the outcome of the voting as they will not be considered as votes cast with respect to any matter.

Voting of Ordinary Shares

Generally.    Votes may be given at the Annual General Meeting either personally or by proxy. Voting at the Annual General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Irish Companies Acts, be demanded by: (i) the chairman of the meeting; (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting; (iii) any Member or Members present (in person or by proxy) representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or (iv) a Member or Members present (in person or by proxy) holding our shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

Proxies.    Ordinary shares represented by a properly signed and dated proxy will be voted at the Annual General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of each of the proposals presented at the Annual General Meeting as more fully described in this proxy statement. A proxy holder may vote the proxy in his, her or its discretion as to any other matter which may properly come before the Annual General Meeting.

Abstentions.    We will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual General Meeting. Your abstention, however, will not have an effect on the vote for any of the proposals to be voted upon at the meeting.

Voting of ADSs

Generally.    Holders of ADSs may not vote at the Annual General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among us, The Bank of New York and the owners and beneficial owners of American Depositary Receipts representing ADSs, to vote all of our ordinary shares represented by our ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

Record Date; Notice of Annual General Meeting.    Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by us for the purpose of such meeting or, if different, as close to the date established by us as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

Upon receipt of notice of any of our meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from us;

•
a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of our Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•
a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of our Articles of Association; and

•
a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by SmartForce.

Voting of Ordinary Shares Underlying ADSs.    Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to our Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

Discretionary Proxies.    The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by us with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given when we notify The Bank of New York, and we have agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•
a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended;

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e. a contest);

•	relates to a merger or consolidation (except when our proposal is to merge with a wholly-owned subsidiary, provided our shareholders, dissenting thereto, do not have rights of appraisal);

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•
involves the waiver or modification of preemptive rights, except when our proposal is to waive such rights with respect to shares being offered pursuant to share option or purchase plans involving the additional issuance of not more than 5% of the outstanding ordinary shares;

•
alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and our proposal involves a change in the number of our directors by not more than 10% or not more than one;

•	changes the existing quorum requirements with respect to shareholder meetings;

•
authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding provided that when no plan is amended to extend its duration, we shall factor into the calculation the number of ordinary shares that remain available for issuance and the number of ordinary shares subject to outstanding options and any ordinary shares being added and should there be more than one plan being considered at the same meeting, all ordinary shares are aggregated;

•
authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of our average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions), and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan);

•	changes our purposes or powers to an extent which would permit us to change to a materially different line of business and our stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of our previously outstanding shares;

•	authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transactions;

•	authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest; or

•	reduces earned surplus by 51% or more or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

Each proposal to be acted upon at the Annual General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by us where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares for which no instruction has been given.

Inspection of Reports.    The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by us. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by SmartForce pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

We will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, we will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

In addition to solicitation by mail, directors, officers and key employees of SmartForce may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

SmartForce Public Limited Company
900 Chesapeake Drive
Redwood City, California 94063
Attention: Investor Relations
Fax: 650-817-5080

•	submitting a new signed proxy with a later date; or

•	attending the Annual General Meeting.

Shareholder Proposals To Be Presented at Next Annual General Meeting

Subject to applicable laws, proposals of our shareholders that are intended to be presented by such shareholders at our 2003 Annual General Meeting of Shareholders must have been received at our offices located at 900 Chesapeake Drive, Redwood City, California 94063 no later than February 16, 2003 and must have satisfied the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

PROPOSALS TO SHAREHOLDERS TO BE VOTED ON
AT THE ANNUAL GENERAL MEETING

Proposal One—Re-election of Director

General

Our Articles of Association provide that we may have up to a maximum number of ten (10) directors, which number may be changed by resolution of our shareholders. We currently have six (6) directors. As is customary for many Irish companies, our board of directors typically consists of fewer than the maximum number of authorized directors. We believe that benefits are derived from having vacancies on the board of directors, particularly in the areas of attracting qualified directors and responding to shareholder concerns.

Proxies cannot be voted for a greater number of persons than the number of nominees named in proposal one. At each Annual General Meeting of Shareholders, approximately one-third (1/3) of the existing directors must retire by rotation; however, each such director is eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director’s resignation, death or removal. As a matter of practice, any director appointed by the board of directors during the year, whether to fill a vacancy (including a vacancy created by an increase in the board of directors) or otherwise, will serve until our next Annual General Meeting of Shareholders and will be subject to re-election at that meeting although this is not required under our Articles of Association. In accordance with our Articles of Association, Mr. James S. Krzywicki is now required to retire by rotation. Mr. Krzywicki, being eligible, offers himself for re-election.

Proposal One Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal one is required to approve the re-election of Mr. James S. Krzywicki. Unless otherwise instructed, the proxies will vote “FOR” proposal one.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL ONE

Proposal Two—Election of Director

General

As noted above, our Articles provide for a total of ten (10) directors. Dr. Ferdinand von Prondzynski was appointed as a director on November 26, 2001. Dr. von Prondzynski was appointed to serve as the sixth director of the Company. The board of directors is recommending that the shareholders elect Dr. von Prondzynski to serve as the sixth member of the board of directors of the Company.

Proposal Two Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two is required to approve the election of Dr. von Prondzynski. Unless otherwise instructed, the proxies will vote “FOR” proposal two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL TWO

Proposal Three—Consideration of SmartForce’s Consolidated Financial Statements and The Reports of the Directors and the Auditors for the Year Ended December 31, 2001

General

A copy of the report of the directors and our consolidated financial statements (prepared in accordance with Irish GAAP) for the last fiscal year and the auditors’ report to the Members thereon have been circulated to all of our shareholders. Shareholders are now being requested to consider our consolidated financial statements and the directors’ and auditors’ report for the financial year ended December 31, 2001.

Proposal Three Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal three is required to approve the resolution to receive and consider our consolidated financial statements and the report of the directors and the auditors for the financial year ended December 31, 2001. Unless otherwise instructed, the proxies will vote “FOR” proposal three. A vote “FOR” proposal three will not constitute an approval or ratification of the report of the directors or our consolidated financial statements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL THREE

Proposal Four—Authorization of Directors to Fix Auditors’ Remuneration

General

Ernst & Young have been our independent auditors since September 10, 1993. The shareholders are now being requested to authorize the board of directors to fix the remuneration of our auditors for the year ending December 31, 2002.

Fees Billed for Services Rendered by Principal Auditors

1.    Ernst & Young, our independent auditors, billed us the fees set forth below for services rendered during the fiscal year December 31, 2001. The audit committee of the board of directors has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining its independence.

2.    Fees Billed For Services Rendered by Principal Auditors During Fiscal Year 2001:

Audit Fees

Audit fees billed to us by Ernst & Young for services rendered during the last fiscal year for the audit of its annual financial statements and the review of the financial statements included in its quarterly reports on Form 10-Q totaled $315,774.

Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young to provide advice regarding financial information systems design and implementation during the last fiscal year.

All Other Fees

Fees billed to us by Ernst & Young for all other services rendered to us during the last fiscal year totaled $139,267. Of this amount, $33,426 was for audit related services and $105,841 was for non-audit related services (i.e., tax filings and tax-related consultations).

Proposal Four Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal four is required to authorize the board of directors to fix the remuneration of our auditors. Unless otherwise instructed, the proxies will vote “FOR” proposal four.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FOUR

Proposal Five—Increase in number of shares under the Employee Share Purchase Plan

General

On June 10, 2002, the board of directors adopted, subject to shareholder approval at the Annual General Meeting, an amendment to the Employee Share Purchase Plan increasing the total number of shares reserved for issuance by an additional 500,000 ordinary shares to an aggregate of 3,000,000 ordinary shares. This amendment will enable us to continue to grant purchase rights to eligible employees under the terms and conditions of the Employee Share Purchase Plan.

The board of directors believes that the approval of the amendment to the Employee Share Purchase Plan is in our best interests and that of our shareholders. The Employee Share Purchase Plan is an important employee benefit, with broad employee participation. The Board of Directors believes that the amendment proposed is necessary for the Company to remain competitive in its compensation practices and to attract and retain highly skilled personnel which are essential to the Company’s continued growth and success.

Proposal Five Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the amendment to the Employee Share Purchase Plan. Unless otherwise instructed, the proxies will vote “FOR” the amendment to the Employee Share Purchase Plan increasing the total number of ordinary shares reserved for issuance thereunder by 500,000 ordinary shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FIVE

SUMMARY OF THE EMPLOYEE SHARE PURCHASE PLAN

The Employee Share Purchase Plan was adopted by the board of directors and approved by our shareholders on March 31, 1995. The Employee Share Purchase Plan, which is intended to qualify under Section 423 of the U.S. Internal Revenue Code of 1986, permits eligible employees to purchase our ordinary shares through payroll deductions at a price equal to 85% of the lower of the fair market value of the ordinary shares on the first day of each six-month offering period or the last day of the applicable six-month purchase period. We have reserved a total of 2,500,000 ordinary shares for issuance under the Employee Share Purchase Plan, and as of June 5, 2002, 653,646 shares remained available for future issuances.

The following summary of the Employee Share Purchase Plan is qualified in its entirety by the specific language of the Employee Share Purchase Plan, a copy of which is available to any shareholder upon written request to the Secretary of the Company.

Purpose

The purposes of the Employee Share Purchase Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and to promote the success of our business.

Administration

The Employee Share Purchase Plan may be administered by the board of directors or a committee of the board of directors, or the Administrator, which committee is required to be constituted to comply with Section 16(b) of the Exchange Act, and applicable laws.

Eligibility; Limitations

The Employee Share Purchase Plan provides that employees are eligible to participate if they are customarily employed by us or any designated subsidiary for at least 20 hours per week and for more than five months in any calendar year.

Terms and Conditions of Subscription

Participation under the Employee Share Purchase Plan is evidenced by a written subscription agreement between the employee and us and is subject to the following terms and conditions of the Employee Share Purchase Plan:

(a)  Purchase Price and Method.    Employees who participate in the Employee Share Purchase Plan purchase the ordinary shares through payroll deductions of up to 20% of their eligible compensation, up to a maximum number of shares worth $25,000, in each calendar year. In no event may any employee purchase in any offering period more than the number of shares determined by dividing $50,000 by the fair market value of an ordinary share. In each determination of the maximum purchase amount, the fair market value is determined as of the first day of the applicable offering period. The price of ordinary shares purchased under the Employee Share Purchase Plan is 85% of the lower of the fair market value of the ordinary shares on the first day of each six-month offering period and the last day of the applicable six-month purchase period.

(b)  Offering Periods.    Offering periods last six months and commence on the first trading day in each such six-month period.

(c)  Withdrawal; Termination of Employment.    If an employee decides to terminate his or her participation in the Employee Share Purchase Plan, he or she must withdraw all the payroll deductions credited to his or her purchase account, and such funds will be returned to him or her. Upon the termination of employment for any reason, all payroll deductions will likewise be returned to the (former) employee.

(d)  Death.    A participating employee may designate who is to receive any shares and cash, if any, from the participant’s account under the Employee Share Purchase Plan in the event of such participant’s death subsequent to exercising a purchase option but prior to delivery of the ordinary shares.

(e)  Nontransferability.    Rights granted under the Employee Share Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the Employee Share Purchase Plan, and we may treat any prohibited attempt to transfer as an election to withdraw.

(f)  Other Provisions.    The subscription agreement may contain such other terms, provisions and conditions not inconsistent with the Employee Share Purchase Plan as may be determined by the Administrator.

Adjustment Upon Changes In Capitalization; Corporate Transactions

In the event of changes in the issued ordinary shares by reason of any share splits, reverse share splits, share dividends, combinations, reclassifications or other similar change in our capital structure, an appropriate adjustment shall be made by the board of directors in the following: (i) the number of ordinary shares subject to the Employee Share Purchase Plan and (ii) the number and class of ordinary shares subject to any purchase right outstanding under the Employee share Purchase Plan. The determination of the board of directors as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of us, the offering periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the board of directors.

Notwithstanding the above, in the event of a merger of us with or into another corporation or the sale of all or substantially all of the assets of the Company, each purchase right shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the board of directors determines, in lieu of such assumption or substitution, to (i) shorten the offering period then in progress by setting a new exercise date and any offering period then in progress shall end on the new exercise date or (ii) cancel such outstanding right to purchase and refund all sums collected from participants during the offering period then in progress.

Amendment and Termination of the Employee Share Purchase Plan

The board may at any time amend or terminate the Employee Share Purchase Plan. We shall obtain shareholder approval of any amendment to the Employee Share Purchase Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act and Section 423 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the ordinary shares or the ADSs representing ordinary shares are traded). Any amendment of the Employee Share Purchase Plan shall not adversely affect the rights of participants with respect to purchase options already granted. Any termination of the Employee Share Purchase Plan generally shall not affect purchase options already granted. The Employee Share Purchase Plan shall terminate on February 28, 2005 unless earlier terminated by the board of directors.

Federal Income Tax Consequences

No income will be taxable to a participant until the shares purchased under the Employee Share Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the offering period or more than one (1) year from the date of transfer of the stock to the participant, or the Statutory Holding Periods, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If the shares are sold or otherwise disposed of before the expiration of the Statutory Holding Periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding periods. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon the sale or disposition of shares prior to the expiration of the Statutory Holding Periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND US WITH RESPECT TO THE SHARES PURCHASED UNDER THE EMPLOYEE SHARE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE EMPLOYEE SHARE PURCHASE PLAN

The following table sets forth information with respect to participation in the Employee Share Purchase Plan by each individual serving as the Chief Executive Officer or acting in a similar capacity and each of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”), all current executive officers as a group and all other employees as a group during the fiscal year ended December 31, 2001.

Name of Individual and Position	Securities Purchased	Purchase Price ($ Per Share)(1)
Gregory M. Priest Chairman of the Board of Directors, President and Chief Executive Officer	497	$29.73
Jeffrey N. Newton Chief Customer Officer	497	$29.73
David C. Drummond(2) Former Executive Vice President Finance, Chief Financial Officer and Director	196	$29.73
Thomas F. McKeagney(3) Former Executive Vice President, Research & Development	497	$29.73
William B. Lewis(4) Former Executive Vice President, Strategic Development	498	$29.73
All current executive officers as a group (3 persons)	994	$29.73
All other employees as a group	248,452	$20.76

(1)	Represents a weighted average per share purchase price.
(2)
On January 16, 2002, we announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of SmartForce. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

(3)	On April 8, 2002, Mr. McKeagney resigned his position as Executive Vice President, Research & Development.
(4)	On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

Proposal Six—Approval of the Adoption of The 2002 Share Option Plan

General

On June 10, 2002, the Board of Directors approved and adopted the 2002 Share Option Plan, or the 2002 Plan, and reserved 2,350,000 Ordinary Shares for issuance thereunder, subject to shareholder approval. As of June 17, 2002, no options had been granted pursuant to the 2002 Plan. At the Annual General Meeting, the shareholders are being requested to consider and approve the adoption of the 2002 Plan and the reservation of shares thereunder.

It is important for companies to attract and retain high quality executives and key personnel. Accordingly, the board of directors believes that it is in the best interest of our shareholders to approve the adoption of the 2002 Plan so that we may continue to provide ongoing incentives to our employees in the form of options to purchase our ordinary shares in amounts consistent with past practices.

Proposal Six Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the adoption of the 2002 Plan. Unless otherwise instructed, the proxies will vote “FOR” the adoption of the 2002 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL SIX

SUMMARY OF THE 2002 PLAN

The following summary of the 2002 Plan is qualified in its entirety by the specific language of the 2002 Plan, a copy of which is available to any shareholder upon written request to our Secretary.

General

The purpose of the 2002 Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to our employees, directors and consultants and to promote the success of our business. Options may be granted under the 2002 Plan. Options granted under the 2002 Plan may be either “incentive stock options,” as defined in the Code, or nonstatutory share options.

Administration

The 2002 Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the “Administrator”).

Eligibility; Limitations

Nonstatutory share options may be granted under the 2002 Plan to employees, directors and consultants of the Company and any parent or subsidiary of us. Incentive share options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2002 Plan provides that no employee, director or consultant may be granted, in any fiscal year, options to purchase more than 1,500,000 Ordinary Shares. Notwithstanding this limit, however, in connection with such individual’s initial employment with us, he or she may be granted options to purchase up to an additional 500,000 Ordinary Shares.

Terms and Conditions of Options

Each option is evidenced by a share option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a)  Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive share option may not be less than 100% of the fair market value of the Ordinary Shares on the date such option is granted; provided, however, the exercise price of an incentive share option granted to a 10% shareholder may not be less than 110% of the fair market value of the Ordinary Shares on the date such option is granted. The fair market value of the Ordinary Shares is generally determined with reference to the closing sale price for the Ordinary Shares (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(b)  Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Share options granted under the 2002 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Plan permits payment to be made by cash, check, promissory note, cashless exercises, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(c)  Term of Option.    The term of an incentive share option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive share option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d)  Termination of Employment.    If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2002 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

(e)  Death or Disability.    If an optionee’s employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 2002 Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

(f)  Nontransferability of Options.    Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(g)  Other Provisions.    The share option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

In the event that our shares change by reason of any share split, reverse share split, share dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of Ordinary Shares subject to the 2002 Plan, the number and class of shares of Ordinary Shares subject to any option outstanding under the 2002 Plan, and the exercise price of any such outstanding option.

In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee’s options including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

In connection with any merger, consolidation, acquisition of assets or like occurrence involving us, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options the optionee shall have the right to exercise the option as to all the optioned shares, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

Amendment and Termination of the 2002 Plan

The Board may amend, alter, suspend or terminate the 2002 Plan, or any part thereof, at any time and for any reason. However, we shall obtain shareholder approval for any amendment to the 2002 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option previously granted under the 2002 Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Plan shall terminate ten years from the date of its approval by the shareholders or our Board, whichever is earlier.

Federal Income Tax Consequences

Incentive Share Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. However, optionees should be aware that the Internal Revenue Service has issued proposed regulations that would require Social Security (FICA) and FUTA taxes to be withheld on the spread of ISOs on the date of exercise. Currently, these proposed regulations are slated to commence with exercises occurring on or after January 1, 2003.

Nonstatutory Share Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory share option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the shares on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also one of our officers, directors or 10% shareholders.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2002 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our ADSs (or their equivalents) as of June 5, 2002 (unless otherwise stated) by:

•	each director;

•	each executive officer named in our Summary Compensation Table;

•	each person known by us to be the beneficial owner of more than five percent (5%) of our ADSs (or underlying ordinary shares); and

•	all current directors and executive officers as a group.

The number and percentage of ADSs beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any equivalent ADSs as to which the individual has sole or shared voting power or investment power and also any equivalent ADSs that the individual has the right to acquire within sixty (60) days of June 5, 2002 through the exercise of share options or other rights. Unless otherwise indicated, to our knowledge, each person named in the table has sole voting and investment power (or shares such powers with his spouse) with respect to the shares shown as beneficially owned.

Name of Person or Identity of Group	Equivalent ADSs Beneficially Owned	Approximate Percentage Owned(1)
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street, Baltimore MD 21002	5,243,931	9.1%

Putnam Investments, LLC(3) One Post Office Square, Boston, MA 02109	5,954,200	10.4

Invesco Funds Group, Inc.(4) 4350 South Monaco Street, Denver, CO 80237	4,133,150	7.2

Gregory M. Priest(5)	1,118,934	1.9

William B. Lewis(6)	704,835	1.2

Jeffrey N. Newton(7)	676,492	1.2

Patrick J. McDonagh(8)	351,041	*

John M. Grillos(9)	302,846	*

Thomas F. McKeagney(10)	231,872	*

David C. Drummond(11)	1,691	*

James S. Krzywicki(12)	98,833	*

Ronald C. Conway(13)	67,416	*

Ferdinand von Prondzynski	10	*

All current directors and executive officers as a group (8 people)(14)	2,615,572	4.4

*	less than 1%
(1)
Based on 57,403,910 of our ADSs (or their equivalents) outstanding as of June 5, 2002. Unless otherwise specified, all references to “equivalent ADSs” assumes the conversion of each ordinary share outstanding into one ADS based on the number of ordinary shares outstanding as of the date indicated.

(2)	Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended December 31, 2001.
(3)
Based on information contained in the Schedule 13G filed with the SEC for the fiscal year ended December 31, 2001 by Putnam Investments, LLC. Certain shares are beneficially owned by non-reporting entities as well as by Putnam Investments, LLC.

(4)	Based on information contained in the Schedule 13G/A filed with the SEC for the fiscal year ended December 31, 2001 by Pilgrim Baxter & Associates Ltd.
(5)	Includes 1,047,910 equivalent ADSs issuable upon the exercise of share options held by Mr. Priest, which options are exercisable within sixty (60) days of June 5, 2002.
(6)
Includes 668,687 equivalent ADSs issuable upon the exercise of share options held by Mr. Lewis, which options are exercisable within sixty (60) days of June 5, 2002. Also includes 30,361 ADSs held in a trust and 2,620 held by his children. Under the rules of the Securities and Exchange Commission, Mr. Lewis may be deemed to be the beneficial owner of these shares. Mr. Lewis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

(7)
Includes 659,308 equivalent ADSs issuable upon the exercise of share options held by Mr. Newton, which options are exercisable within sixty (60) days of June 5, 2002. Also includes 14,021 ADSs held in a trust. Under the rules of the Securities and Exchange Commission, Mr. Newton may be deemed to be the beneficial owner of these shares. Mr. Newton disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)	Includes 51,041 equivalent ADSs issuable upon the exercise of share options held by Mr. McDonagh, which options are exercisable within sixty (60) days of June 5, 2002.
(9)
Includes 264,226 equivalent ADSs issuable upon the exercise of share options held by Mr. Grillos, which options are exercisable within sixty (60) days of June 5, 2002. Also includes 35,920 ADSs held by Itech Partners L.P. in which Mr. Grillos is the sole General Partner. Mr. Grillos disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(10)
Includes 228,119 equivalent ADSs issuable upon the exercise of share options held by Mr. McKeagney which options are exercisable within sixty (60) days of June 5, 2002. On April 8, 2002, Mr. McKeagney resigned as an executive officer.

(11)
On January 16, 2002, SmartForce announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of SmartForce. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

(12)	Includes 95,833 equivalent ADSs issuable upon the exercise of share options held by Mr. Krzywicki, which options are exercisable within sixty (60) days of June 5, 2002.
(13)	Represents 67,416 equivalent ADSs issuable upon the exercise of share options held by Mr. Conway, which options are exercisable within sixty (60) days of June 5, 2002.
(14)
Includes 2,231,608 equivalent ADSs issuable upon the exercise of options held by current directors and executive officers as a group, which options are exercisable within sixty (60) days of June 5, 2002.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information regarding our equity compensation plans as of the end of the fiscal year ended December 31, 2001.

	(A)		(B)	(C)
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A)
Equity Compensation Plans Approved By Security Holders	4,781,867	(1)	$15.54	3,137,014	(2)
Equity Compensation Plans Not Approved By Security Holders	7,176,344	(3)	$20.45	2,221,315	(4)

Total	11,958,211		18.49	5,358,329

(1)
Consists of 254,623 shares subject to outstanding options under our 1990 Share Option Scheme, 4,402,244 shares subject to outstanding options under our 1994 Share Option Plan and 125,000 shares subject to outstanding options under our 2001 Outside Director Option Plan.

(2)
Consists of 2,258,368 shares available for issuance under our 1994 Share Option Plan, 225,000 shares available for issuance under our 2001 Outside Director Option Plan and 653,646 shares available for issuance under our 1995 Employee Share Purchase Plan (not including an additional 500,000 shares to be added to the Employee Share Purchase Plan following approval by the shareholders at the Meeting).

(3)
Consists of 7,158,650 shares subject to outstanding options under our 1996 Supplemental Stock Plan, 8,229 shares subject to outstanding options under the 1996 ForeFront Stock Plan, 7,355 shares subject to outstanding options under the Knowledge Well Group Stock Plan and 2,110 shares subject to outstanding options under the Knowledge Well Stock Plan.

(4)
Consists of 1,028,722 shares available for issuance under our 1996 Supplemental Stock Plan, 2 shares available for issuance under the 1996 ForeFront Director Plan, 4,579 shares available for issuance under the 1992 ForeFront Stock Plan, 335,568 shares available for issuance under the 1996 ForeFront Stock Plan, 620,285 shares available for issuance under the Knowledge Well Group Stock Plan and 232,159 shares available for issuance under the Knowledge Well Stock Plan.

SmartForce PLC 1996 Supplemental Stock Plan

On October 15, 1996, the Board of Directors approved the 1996 Supplemental Stock Plan (the “1996 Plan”). The 1996 Plan provides for the granting of non-qualified share options to employees, directors, and consultants at a price determined by the 1996 Plan Administrator. Options granted under the 1996 Plan vest at a rate determined by the 1996 Plan Administrator on a grant-by-grant basis. The 1996 Plan provides that vested options may be exercised for up to 90 days after termination of employment and for 12 months after termination of employment as a result of disability. We may select alternative periods of time for exercise upon termination of service. The 1996 Plan permits options to be exercised with cash, check, promissory notes, certain other shares of our ordinary shares or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the 1996 Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of December 31, 2001, there were 11,000,000 shares (represented by 11,000,000 American Depository Shares) reserved under the 1996 Plan, and 1,028,722 shares remaining for future issuance.

ForeFront Group, Inc. Amended and Restated 1992 Stock Option Plan

On May 28, 1998, we assumed the ForeFront Group, Inc. Amended and Restated 1992 Stock Option Plan (the “ForeFront 1992 Plan”) and outstanding options thereunder exercisable for 289,184 of our shares. The ForeFront 1992 Plan provides for the granting of incentive stock options and non-qualified stock options to employees (including officers and directors) and consultants at an exercise price determined by the ForeFront 1992 Plan administrator (not less than the fair market value of the shares as of the date of grant for incentive stock options). Options granted under the ForeFront 1992 Plan vest at a rate determined by the ForeFront 1992 Plan administrator on a grant-by-grant basis. The ForeFront 1992 Plan provides that vested options may be exercised within 90 days after termination of employment and for 12 months after termination of employment as a result of death or disability. The ForeFront 1992 Plan permits options to be exercised with cash, check, promissory note, certain other shares of our stock or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the ForeFront 1992 Plan provides that each outstanding option will vest and become exercisable. As of December 31, 2001 there were no shares subject to options outstanding under the ForeFront 1992 Plan, and 4,579 shares available for future issuance. We have not granted any further options under the ForeFront 1992 Plan since the date it was assumed, and we have no current intention of making future grants thereunder.

ForeFront Group, Inc. 1996 Director Plan

On May 28, 1998, we assumed the ForeFront Group, Inc. 1996 Nonemployee Directors’ Stock Option Plan (the “ForeFront 1996 Director Plan”) and outstanding options thereunder exercisable for 18,822 of our shares. The ForeFront 1996 Director Plan provides for the granting of non-qualified stock options to nonemployee directors at the fair market value of the shares determined by the ForeFront 1996 Director Plan administrator. Options granted under the ForeFront 1996 Director Plan generally vest over two years at a rate determined by the ForeFront 1996 Director Plan administrator on a grant-by-grant basis. The ForeFront 1992 Plan provides that vested options may be exercised within 2 years of termination of directorship and for 12 months after termination of directorship as a result of death or disability. The ForeFront 1996 Director Plan permits options to be exercised with cash, check, or other shares of our stock. In the event that we merge with or into another corporation, or sell substantially all of our assets, the ForeFront 1996 Director Plan provides that each outstanding option will vest and become exercisable. As of December 31, 2001, there were no shares subject to options outstanding under the ForeFront 1996 Director Plan, and 2 shares available for future issuance. We have not granted any further options under the ForeFront 1996 Director Plan since the date it was assumed, and we have no current intention of making future grants thereunder.

ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan

On May 28, 1998, we assumed the ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan (the “ForeFront 1996 Plan”) and outstanding options thereunder exercisable for 798,924 of our shares. The ForeFront 1996 Plan provides for the granting of incentive stock options and non-qualified stock options to employees (including officers and directors) and consultants at an exercise price determined by the ForeFront 1996 Plan administrator (not less than the fair market value of the shares as of the date of grant for incentive stock options). Options granted under the ForeFront 1996 Plan vest at a rate determined by the ForeFront 1992 Plan administrator on a grant-by-grant basis. The ForeFront 1996 Plan provides that vested options may be exercised within 90 days after termination of employment and within 12 months after termination of employment as a result of death or disability. The ForeFront 1996 Plan permits options to be exercised with cash, check, promissory note, certain other shares of our ordinary shares or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the ForeFront 1996 Plan provides that each outstanding option will vest and become exercisable. As of December 31, 2001, there were 8,229 shares subject to options outstanding under the ForeFront 1996 Plan, and 335,568 shares available for future issuance. We have not granted any further options under the ForeFront 1996 Plan since the date it was assumed, and we have no current intention of making future grants thereunder.

Knowledge Well Limited 1998 Share Option Plan

On June 18, 1999, we assumed the Knowledge Well Limited 1998 Share Option Plan (the “1998 Knowledge Well Plan”) and outstanding options thereunder exercisable for 654,800 of our shares. The 1998 Knowledge Well Plan provides for the granting of incentive share options and non- qualified share options to employees and consultants at an exercise price determined by the 1998 Knowledge Well Plan administrator (not less than the fair market value of the shares as of the date of grant for incentive stock options). Options granted under the 1998 Knowledge Well Plan generally vest at a rate determined by the 1998 Knowledge Well Plan administrator on a grant-by-grant basis. The 1998 Knowledge Well Plan provides that vested options may be exercised for 90 days after termination of employment or directorship and for 12 months after termination of employment or directorship as a result of death or disability. We may select alternative periods of time for exercise upon termination of service. The 1998 Knowledge Well Plan permits options to be exercised with cash, check, promissory note, certain other shares of our stock or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the 1998 Knowledge Well Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of December 31, 2001, there were 2,110 shares subject to options outstanding under the Plan, and 232,159 shares available for future issuance. We have not granted any further options under the 1998 Knowledge Well Plan since the date it was assumed, and we have no current intention of making future grants thereunder.

Knowledge Well Group Limited 1998 Share Option Plan

On June 18, 1999, we assumed the Knowledge Well Group Limited 1998 Share Option Plan (the “1998 Knowledge Well Group Plan”) and outstanding options thereunder exercisable for 654,800 of our shares. The 1998 Knowledge Well Group Plan provides for the granting of incentive share options and non-qualified share options to employees, directors, and consultants at an exercise price determined by the 1998 Knowledge Well Group Plan administrator (not less than the fair market value of the shares as of the date of grant for incentive share options). Options granted under the 1998 Knowledge Well Group Plan generally vest at a rate determined by the 1998 Knowledge Well Group Plan administrator on a grant-by-grant basis. The 1998 Knowledge Well Group Plan provides that vested options may be exercised for 90 days after termination of employment or directorship and for 12 months after termination of employment or directorship as a result of death or disability. We may select alternative periods of time for exercise upon termination of service. The 1998 Knowledge Well Group Plan permits options to be exercised with cash, check, promissory note, certain other shares of our stock or consideration received by us under a “cashless exercise” program. In the event that we merge with or into another corporation, or sell substantially all of our assets, the 1998 Knowledge Well Group Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of December 31, 2001, there were 7,355 shares subject to options outstanding under the 1998 Knowledge Well Group Plan, and 620,285 shares available for future issuance. We have not granted any further options under the 1998 Knowledge Well Group Plan since the date it was assumed, and we have no current intention of making future grants thereunder.

MANAGEMENT

Directors

The following table sets forth certain information as of June 5, 2002, for our current directors, including those standing for re-election at the Annual General Meeting:

Name	Age	Positions with the Company
Gregory M. Priest	38	President, Chief Executive Officer and Chairman of the Board of Directors
Ronald C. Conway	50	Director(2)
John M. Grillos	60	Director
James S. Krzywicki	50	Director(1)(2)
Patrick J. McDonagh	50	Director(1)(2)
Ferdinand von Prondzynski	47	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.

Gregory M. Priest was appointed Chairman of the Board of Directors on November 13, 2000. Mr. Priest was appointed President and Chief Executive Officer in December 1998. From February 1998 until December 1998, Mr. Priest was President and Chief Executive Officer of Knowledge Well Group Limited and of Knowledge Well Limited (collectively, “Knowledge Well”). Mr. Priest served as SmartForce’s Vice President, Finance and Chief Financial Officer from December 1995 to January 1998. Mr. Priest has been a director since June 1996. Prior to joining SmartForce, Mr. Priest was an attorney with Wilson Sonsini Goodrich & Rosati, Professional Corporation, a private law firm representing technology companies, where he was elected to the partnership in 1995. From June 1989 to July 1990, Mr. Priest served as a law clerk to Justice Thurgood Marshall of the United States Supreme Court.

Ronald C. Conway was appointed as a director on November 6, 2000. Mr. Conway is the founder and managing partner of Angel Investors, LP, a venture capital fund that invests in Internet, e-Commerce, and other information technology companies. Since December 1995, Mr. Conway has served SmartForce in a variety of business development capacities. Mr. Conway has over 20 years of management experience, including serving as the President and CEO of Altos Computer Systems, a micro computer company, as well as serving in a variety of marketing positions with National Semiconductor Corporation, a company which designs and manufactures semiconductor products.

John M. Grillos has served as a director since February 1994. Mr. Grillos is currently CEO of meVC Draper Fisher Jurvetson Fund I, a registered and publicly traded business development company. Mr. Grillos served as our Executive Vice President and Chief Operating Officer from December 1998 through December 1999. Since June 1996, Mr. Grillos has been the sole General Partner of ITech Partners, L.P., a venture capital limited partnership focused on seed stage information technology companies. Prior to joining ITech Partners, Mr. Grillos was employed by BancBoston Robertson Stephens, an investment banking firm, in its venture capital group.

James S. Krzywicki was appointed as a director in October 1998. From 1992 to 1999, Mr. Krzywicki held various positions with Lotus Development Corporation, which is now owned by International Business Machines Corporation, most recently as Director, Distributed Learning, IBM Global Services. In October 1999, Mr. Krzywicki joined RoweCom, a provider of knowledge resource management and acquisition services, as their President of North American Services and was appointed Chief Operating Officer in February 2001. In November 2001, RoweCom was acquired by divine, inc., a premier integrated solution provider focused on the extended enterprise, and Mr. Krzywicki became Senior Vice President and General Manager, divine information services.

Patrick J. McDonagh was a founding member of SmartForce and has been a director since September 1989. He has not taken an active role in SmartForce’s management since 1991 and is currently a private investor. Mr. McDonagh served as Chairman of the Board of Directors of Riverdeep Group PLC, a provider of comprehensive K-12 e-Learning solutions from 1995 to July 2001, at which time he resigned his position as Chairman of the Board and continued his role as a non-executive director. Riverdeep Group PLC was listed on Nasdaq in March 2000.

Ferdinand von Prondzynski has served as a director since November 2001. Dr. von Prondzynski is currently President of Dublin City University, one of Ireland’s leading higher education institutions, and has served in such capacity since July 2000. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, England.

There are no family relationships among any of the directors or executive officers of SmartForce.

SmartForce Officers

In addition to Mr. Priest, the executive officers and other key officers of SmartForce and their respective ages and positions as of June 5, 2002 are as follows:

Name	Age	Positions with the Company
Jeffrey N. Newton	47	Chief Customer Officer
Colm M. Darcy	38	Executive Vice President, Research and Development

Other Officers
Patrick Eric Murphy	51	Vice President, Global Finance

Jeffrey N. Newton was appointed Chief Customer Officer on January 1, 2002. From January 1, 2001 to December 31, 2001, Mr. Newton served as Executive Vice President, Global Sales. Mr. Newton served as Executive Vice President, Global Channel Sales from December 1998 until January 2001. Mr. Newton served as Vice President, Business Development from March 1997 until June 1998. From January 1996 until March 1997, Mr. Newton served as Area Vice President of Sales for the northern region and served as Regional Vice President of Sales for the northern region from January 1994 to January 1996. Mr. Newton joined as SmartForce’s sales manager for the northern region in April 1992 and served in that capacity until January 1994.

Colm M. Darcy was appointed Executive Vice President, Research and Development on April 8, 2002. From January 2002 to April 7, 2002, Mr. Darcy served as Vice President of Solutions Management. From January 2001 to December 2001, Mr. Darcy served as Vice President, Strategic Alliances. From January 1999 to December 2000, he served as our Vice President, Content Solutions and from January 1997 to December 1998, he served as Director, Curriculum Development. Prior to joining us, Mr. Darcy held positions in Finance, Human Resources, Training and Information Technology in the Irish Government’s Department of Health and Child Welfare.

Patrick Eric Murphy was appointed Vice President, Global Finance, in September 2001. From January 1998 to September 2001, Mr. Murphy served as Vice President, Finance, North America, and from January 1997 to January 1998 he served as Group Controller. Mr. Murphy joined SmartForce in February 1996 as Group Accountant. Prior to joining SmartForce, Mr. Murphy held a number of positions at Ernst and Young, most recently as a Management Consultant.

SmartForce’s executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected. There are no family relationships among SmartForce’s executive officers.

Recent SmartForce Executive Officer and Director Changes

Dr. Ferdinand von Prondzynski was appointed as a director in November 2001.

On January 16, 2002, we announced that David C. Drummond, who has been our Executive Vice President and Chief Financial Officer since July 1999 and a member of our board of directors since February 1, 2001, would be stepping down from his position. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

On April 8, 2002, Thomas F. McKeagney, who has been our Executive Vice President of Research and Development since 2001, stepped down from his executive officer position. His resignation from his executive officer position has become effective.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following tables disclose compensation awarded to, earned by or paid to each of (a) our chief executive officer during the fiscal year ended December 31, 2001, (b) the three other most highly compensated executive officers of SmartForce during the fiscal year ended December 31, 2001 and (c) the individuals listed in subparagraphs (a) and (b) during the fiscal years ended December 31, 2000 and 1999. The following table also shows the compensation received by an additional employee for whom disclosure would have been provided if not for the fact that he was not serving as an executive officer at the end of fiscal year 2001. No stock appreciation rights were granted to these individuals during the year.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation(2)	Options to Purchase ADS Equivalents	All Other Compensation(3)
Gregory M. Priest Chairman of the Board of Directors, President and Chief Executive Officer	2001 2000 1999	$250,000 250,000 250,000	$314,320 339,320 250,000	$60,000 60,000 60,000	220,000 — 540,000	$8,803 8,379 8,379
Jeffrey N. Newton Chief Customer Officer	2001 2000 1999	200,000 200,000 200,000	187,200 150,000 225,000	60,000 — 12,000	160,000 — 400,000	7,200 7,200 7,200
David C. Drummond(4) Former Executive Vice President Finance, Chief Financial Officer and Director	2001 2000 1999	200,000 200,000 100,769	97,500 110,000 70,000	— — —	130,000 50,000 225,000	— — —
Thomas F. McKeagney(5) Former Executive Vice President Research & Development	2001 2000 1999	150,000 150,000 121,667	112,500 125,000 68,543	— — —	130,000 70,000 80,000	5,416 5,454 1,804
William B. Lewis(6) Former Executive Vice President Strategic Development	2001 2000 1999	200,000 200,000 200,000	187,200 150,000 225,000	60,000 60,000 60,000	40,000 — 400,000	7,200 7,200 7,200

(1)	Salary includes amount deferred pursuant to our 401(k) plan.
(2)
Includes $60,000, $60,000 and $12,000 accommodation allowances paid in 1999 to Messrs. Priest, Lewis and Newton, respectively, $60,000 accommodation allowances paid in 2000 and 2001 to each of Messrs. Priest and Lewis and $60,000 paid to Newton in 2001.

(3)
Includes car allowances of $8,379, $7,200, $1,804 and $7,200 in 1999 paid to Messrs. Priest, Newton, McKeagney and Lewis, respectively, car allowances of $8,379, $7,200, $5,454 and $7,200 in 2000 paid to Messrs. Priest, Newton, McKeagney and Lewis, car allowances of $8,379, $7,200, $5,416 and $7,200 in 2001 paid to Messrs. Priest, Newton, McKeagney and Lewis and $1,602.68 paid on behalf of Mr. Priest for an insurance premium.

(4)
On January 16, 2002, we announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of SmartForce. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

(5)	On April 8, 2002, Mr. McKeagney resigned his position as Executive Vice President, Research & Development.
(6)	On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

Option Grants in Last Fiscal Year

The following table provides information with respect to stock options granted to the executive officers named in the SmartForce Summary Compensation Table in the last fiscal year. In addition, the table sets forth the hypothetical gains that would exist for the stock options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

Name	Number of Equivalent ADSs Over Which Options Were Granted(1)(2)	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Equivalent ADS(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%	10%
Gregory M. Priest	220,000	5.85%	$19.0625	05-Apr-11	$2,637,427	$6,683,757
Jeffrey N. Newton	160,000	4.26%	$19.0625	05-Apr-11	$1,918,129	$4,860,915
David C. Drummond(5)	130,000	3.46%	$19.0625	05-Apr-11	$1,558,480	$3,949,493
Thomas F. McKeagney(6)	130,000	3.46%	$19.0625	05-Apr-11	$1,558,480	$3,949,493
William B. Lewis(7)	40,000	1.06%	$19.0625	05-Apr-11	$479,532	$1,215,229

(1)
All options in this table were granted under the 1994 Plan. The options expire ten years from the date of grant, subject to earlier termination in the event of the optionee’s cessation of service with us. The 1994 Plan is currently administered by the Stock Option Committee of the board of directors, which has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto.

(2)
Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest one year from the respective date of grant, 1/4th vest on the second anniversary of the respective date of grant and 1/48th vest each month thereafter. Options granted to certain employees are exercisable in full at the date of grant, provided that if the employment of such employee is terminated, we may present before our shareholders at the next Annual General Meeting a vote to approve the repurchase of any shares relating to his or her unvested options that have been exercised. If our shareholders approve the vote, it may repurchase any unvested shares at the original price for such shares. Additionally, until the vote occurs, the terminated employee will be restricted from disposing of these shares.

(3)
Options were granted at an exercise price equal to the fair market value of our ADSs, as determined by reference to the closing price of the ADSs as reported on the Nasdaq National Market on the last trading day prior to the date of grant.

(4)
Potential realizable value assumes that the share price (based on the fair market value of the ADSs) increases from the date of grant until the end of the ten-year option term at the annual rate specified (5% and 10%). If the price of the ADSs were to increase at such rates from $19.0625 per ADS, the price at the date of grant, over the next ten years, the resulting ADS price at 5% and 10% appreciation would be approximately $31.05 and $49.44, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent estimates or projections of future share price. We do not necessarily agree that this method can properly determine the value of an option.

(5)
On January 16, 2002, we announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of SmartForce. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

(6)	On April 8, 2002, Mr. McKeagney resigned his position as an executive officer.
(7)	On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

SmartForce Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of the last fiscal year and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to the option at the end of the fiscal year.

	Equivalent ADSs Acquired on Exercise(1)	Value Realized(2)	Number of Equivalent ADSs Subject to Unexercised Options at Fiscal Year-End(3)		Value of Unexercised In-the-Money Options at Fiscal Year End(4)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory M. Priest	240,404	$6,333,879	992,910	220,000	$10,335,975	$1,251,250
Jeffrey N. Newton	256,182	$7,250,148	619,308	160,000	6,592,253	910,000
David C. Drummond(5)	77,200	$1,526,498	184,300	130,000	1,116,369	739,375
Thomas F. McKeagney(6)	73,600	$1,953,846	72,328	241,001	565,420	1,405,588
William B. Lewis(7)	245,489	$6,491,938	628,687	40,000	6,737,017	227,500

(1)
Our employees, including the named executive officers, have a choice of acquiring either ordinary shares or ADSs representing such ordinary shares upon exercise of options. Generally, these employees have elected to receive ADSs.

(2)	Market value of underlying shares based on the closing price of the ADSs on the Nasdaq National Market on the date of exercise, minus the exercise price.
(3)
Unless otherwise indicated, options generally vest over four years such that 1/4th of the equivalent ADSs subject to the option vest one year from the respective date of grant, 1/4th vest on the second anniversary of the respective date of grant and 1/48th vest each month thereafter. Options granted to certain employees are exercisable in full at the date of grant, provided that if the employment of such employee is terminated, we may present before our shareholders at our next Annual General Meeting a vote to approve the repurchase of any shares relating to his or her unvested options that have been exercised. If our shareholders approve the vote, we may repurchase any unvested shares at the original price for such shares. Additionally, until the vote occurs, the terminated employee will be restricted from disposing of these shares.

(4)
Market value of shares underlying in-the-money share options is based on the closing price of $24.75 per ADS on the Nasdaq National Market on December 31, 2001, which was the last trading day of fiscal 2001, minus the exercise price.

(5)
On January 16, 2002, we announced that Mr. Drummond would be stepping down from his position as Executive Vice President Finance, Chief Financial Officer of SmartForce. His resignation from his executive officer position and his position as a member of our board of directors has become effective. SmartForce has transitioned Mr. Drummond’s duties to other officers of SmartForce.

(6)	On April 8, 2002, Mr. McKeagney resigned his position as an executive officer.
(7)	On September 30, 2001, Mr. Lewis resigned his position as an executive officer.

Director Compensation

No director receives any cash compensation for his services as a member of our board of directors, although each director is reimbursed for his expenses in attending board of directors and related committee meetings. As described in the following paragraph, non-employee directors may receive stock compensation for their services as a member of our board of directors. Directors who serve on committees of the board of directors receive no additional compensation.

2001 Outside Director Option Plan

Our board of directors adopted the 2001 Outside Director Option Plan, referred to as the “Director Plan”, in April 2001 and our shareholders approved the Director Plan in July 2001. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors. As of March 18, 2002, a total of 350,000 shares were reserved for issuance under the Director Plan, of which options to acquire 100,000 shares were issued and outstanding as of this date. All grants of options to SmartForce’s non-employee directors under the Director Plan are automatic. We will grant each non-employee director an option to purchase 25,000 shares upon the later of (i) the effective date of the Director Plan or (ii) when such person first becomes a non-employee director (except for those directors who became non-employee directors by ceasing to be employee directors). All non-employee directors who have been directors for at least 6 months receive an option to purchase 10,000 shares on January 1st of each year. All options granted under our Director Plan have a term of ten years and an exercise price equal to fair market value on the date of grant. Each option becomes exercisable as to 25% of the shares subject to the option on each anniversary of the date of grant, provided the non-employee director remains a director on such dates. After termination as a non-employee director, an optionee must exercise an option at the time set forth in his or her option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of 3 months. However, an option may never be exercised later than the expiration of its term. A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his or her lifetime. In the event of our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if a non-employee director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of 3 months. If the outstanding options are not assumed or substituted for, our board of directors will notify each non-employee director that he or she has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. Our board of directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant made under the Director Plan.

Employment Contracts and Arrangements

On June 18, 1999, following the acquisition of Knowledge Well, we entered into an employment agreement with Gregory M. Priest, under which we agreed to employ Mr. Priest as our President and Chief Executive Officer, effective as of December 10, 1998. Under the terms of the agreement, Mr. Priest will be paid a minimum base salary of $250,000 per year. In addition, Mr. Priest will be contractually entitled to receive an annual performance bonus at 100% achievement of at least $200,000 at the discretion of the board of directors. Mr. Priest’s employment is at-will. The employment agreement includes a covenant not to solicit and a covenant not to compete in the event of a voluntary termination by Mr. Priest or the termination for cause (as defined in the agreement) by us. If Mr. Priest’s employment is involuntarily terminated (as defined in the agreement) or terminated without cause we are required to make a lump sum payment to Mr. Priest equal to his then base salary plus the then maximum performance bonus available to Mr. Priest for a period of one (1) year. Mr. Priest may elect, in the event of an involuntary termination, to be bound by the covenants not to solicit and not to compete in exchange for continued vesting of the stock options granted to him by us for the term of the covenants. Otherwise, Mr. Priest’s stock options will discontinue to vest immediately upon termination of employment.

On June 18, 1999, following the acquisition of Knowledge Well, we entered into an employment agreement with Jeffrey N. Newton, under which we agreed to employ Mr. Newton as our Executive Vice President, Global Channel Sales, effective as of December 10, 1998. Under the terms of the agreement, Mr. Newton will be paid a minimum base salary of $200,000 per year. In addition to the base salary, Mr. Newton will be contractually entitled to receive an annual performance bonus at 100% achievement of at least $150,000 at the discretion of the board of directors. Mr. Newton’s employment is at-will. The employment agreement includes covenants not to solicit and not to compete in the event of a voluntary termination by Mr. Newton or termination for cause (as defined in the agreement) by us. If Mr. Newton’s employment is involuntarily terminated (as defined in the agreement) or terminated without cause we are required to make a lump sum payment to Mr. Newton equal to his then base salary plus the then maximum performance bonus available to Mr. Newton for a period of one (1) year. Mr. Newton may elect, in the event of an involuntary termination, to be bound by the covenants not to solicit and not to compete in exchange for continued vesting of the stock options granted to him by us for the term of the covenants. Otherwise, Mr. Newton’s stock options will discontinue to vest immediately upon termination of employment.

On June 10, 2002, we announced that we signed a definitive agreement with SkillSoft Corporation to merge in a stock-for-stock transaction. As part of the transaction, various officers of the combined company, including Messrs. Priest and Newton, are entering into amended and restated employment agreements conditioned and effective upon the consummation of the merger.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During fiscal 2001, the Compensation Committee of our board of directors consisted of Messrs. McDonagh and Krzywicki. During fiscal 2001, the Stock Option Committee consisted of Messrs. McDonagh and Krzywicki. Mr. Krzywicki was not one of our officers or employees or an officer or employee of our subsidiaries during fiscal 2001 or at any time prior to fiscal 2001. Mr. McDonagh was not one of our officers or employees or an officer or employee of our subsidiaries during fiscal 2001 or at any time since September 1991. From our inception to September 1991, Mr. McDonagh was our Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approximately 9% of the issued share capital of CBT (Technology) Limited, one of our Irish subsidiaries, representing a special non-voting class, is owned by Stargazer Productions (“Stargazer”), an unlimited company which is wholly-owned by certain of our key employees. All of the voting securities of CBT (Technology) Limited are owned by us and, except for the securities owned by Stargazer, there are no other outstanding securities of CBT (Technology) Limited. CBT (Technology) Limited has in the past and may in the future declare and pay dividends to Stargazer, and Stargazer may pay dividends to its shareholders out of such amounts. Stargazer does not have any rights to the assets of CBT (Technology) Limited, only to receive periodic dividends as and when declared by CBT (Technology) Limited. Except for the fact that Stargazer is wholly owned by certain of our key employees, we have no relationship with Stargazer. These key employees do not include any of our directors or executive officers.

In August 1999, Gregory M. Priest, our President and Chief Executive Officer, received a loan in the amount of $450,000 which is repayable in four equal annual installments, commencing in August 2000. Interest accrues on the principal amount at a rate of 5.96%, to be paid annually. As of December 31, 2001, the balance outstanding under the loan, inclusive of accrued interest, was $228,800.

On April 30, 2002, SmartForce and its former executive officer, Thomas F. McKeagney, entered into a Consulting Agreement and a Separation Agreement and Release. The consulting agreement provides for payment to Mr. McKeagney of consulting fees of $37,500 in the aggregate. The separation agreement provides Mr. McKeagney with COBRA coverage, aggregate severance payments of $168,750, a possible bonus payment of up to $75,000, acceleration of vesting applicable to certain options held by him, and an extension of his post-termination option exercise period.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

The board of directors, which has an audit committee, compensation committee, stock option committee and non-officer stock option committee, held a total of six meetings during the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the meetings of the board of directors and committees thereof on which such director served during the last fiscal year.

In fiscal 2001, the audit committee consisted of Messrs. Conway, Krzywicki and McDonagh all of whom are “independent” directors as defined in Rule 4200. During the last fiscal year, the audit committee held four meetings. The audit committee oversees actions taken by our independent auditors, and recommends the engagement of auditors. Our audit committee charter sets forth in detail the duties of and functions performed by the audit committee. Rule 4200 of the National Association of Securities Dealers’ listing standards and our audit committee charter require that we have three members on the audit committee who are “independent” directors (as defined in Rule 4200). The audit committee has determined that the services provided by the auditors to us is compatible with maintaining such auditors independence.

In fiscal 2001, the stock option committee consisted of Messrs. McDonagh and Krzywicki. During the last fiscal year, the stock option committee held no formal meetings but took several actions by unanimous written consent. The stock option committee administers SmartForce’s employee share option plans, grants share options to SmartForce’s officers and grants share options to any of SmartForce’s non-officers in excess of 10,000 shares per grant.

In January 1996, the board of directors established the non-officer stock option committee, which currently consists of Mr. Priest. During the last fiscal year, the non-officer stock option committee held no formal meetings and took several actions by unanimous written consent. The non-officer stock option committee grants share options which are less than 10,000 shares per grant to any of SmartForce’s employees who are not officers.

In fiscal 2001, the compensation committee consisted of Messrs. Krzywicki and McDonagh. During the last fiscal year, the compensation committee held 2 formal meetings. The compensation committee reviews and approves the compensation of our executives and makes recommendations to the board of directors with respect to standards for setting compensation levels.

The board of directors does not have a nominating committee or any committee performing similar functions.

BOARD COMMITTEE REPORTS

The following are the respective reports of the compensation committee, the stock option committee and the audit committee of the board of directors of SmartForce. Neither the compensation committee report, the stock option committee report, the audit committee report or any other information required to be disclosed in this proxy statement pursuant to Item 306(a) or (b) of Regulation S-K or Item 7(e)(3) of Schedule 14A shall be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Report of Compensation Committee on Executive Compensation

Portions of the following report are presented by each of the members of SmartForce’s compensation committee and stock option committee of the board of directors with respect to the compensation of SmartForce’s executive management.

Actual compensation earned during the last fiscal year for the named executive officers is shown in the SmartForce Summary Compensation Table contained in this proxy statement.

Report of the Compensation Committee

The compensation committee reviews and approves the compensation of our executives and makes recommendations to the board of directors with respect to standards for setting compensation levels.

Compensation Philosophy.    At the direction of the board of directors and pursuant to the charter of the compensation committee, the compensation committee endeavors to ensure that the compensation programs for our executive officers and our subsidiaries are effective in attracting and retaining key executives responsible for our success. These programs are administered in a manner that seeks to meet our long-term interests and those of our shareholders and are designed to align total compensation for senior management with corporate performance.

The compensation committee believes that our overall financial performance should be an important factor in the total compensation of our executive officers. At the executive officer level, the compensation committee has a policy that a significant proportion of total compensation should consist of variable, performance-based components, such as bonuses and share option grants, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and shareholder value.

The compensation committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chief Executive Officer and other executive officers. The compensation committee considers such corporate performance measures as revenues, net income and earnings per share in setting executive compensation levels. The specific factors used, and the weight given to various factors, varies between each executive based on his or her responsibilities. The compensation committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

Base salary for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The compensation committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

Chief Executive Officer Compensation.    Generally, the criteria used in determining the compensation of our Chief Executive Officer are the same as those which are used for executive management. Mr. Priest’s compensation was set to ensure that it was based on increasing shareholder value. Mr. Priest received a salary of $250,000 and a bonus of $314,320 with respect to 2001. The bonus was based on both quantitative and qualitative factors, including our overall financial performance in 2001, his leadership in managing our expanding operations and the development of our e-Learning infrastructure and solutions as well as his role in establishing development and marketing alliances.

The compensation committee also approved the compensation of our other executive officers for 2001, following the principles and procedures in this report.

Section 162(m).    To the extent readily determinable and as one of the factors in its consideration of compensation matters, the compensation committee considers the anticipated tax treatment to us and to the executives of various payments and benefits. Section 162(m) of the Code generally limits the federal income tax deductibility of compensation paid to certain executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of share options and the value of the underlying share on the date of exercise. Under this legislation, we may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Further, interpretations of and changes in the tax laws and other factors beyond the compensation committee’s control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m). The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Respectfully Submitted by:

The members of the Compensation Committee

JAMES S. KRZYWICKI
PATRICK J. MCDONAGH

Report of the Stock Option Committee

The stock option committee oversees provision of long-term incentives for executives and other key employees through share option grants under the 1990 Plan, 1994 Plan and 1996 Plan. Grants under the 1990 Plan or 1994 Plan are made to executives at the time they commence employment and are made periodically to executive management for individual performance. Grants under the 1996 Plan may be made to employees, officers and consultants at the time they commence employment and are made periodically for individual performance. The purpose of share option grants is to provide incentives to perform at a level which will enhance the overall financial performance of our business and maximize long-term shareholder value and to reward prior performance.

For grants to executives, the stock option committee is responsible for determining, subject to the terms and conditions of the plans, the timing of such grants, the exercise price per share, the vesting provisions and the number of shares subject to each option grant. The stock option committee grants share options to executive officers primarily under the 1994 Plan.

In 2001, based upon recommendations from executive management, the stock option committee granted share options to each of our executive officers under the 1994 Plan. In approving grants under the 1990 Plan, 1994 Plan and 1996 Plan, including grants to our non–executive officers, the stock option committee considers quantitative and qualitative factors.

In addition to the 1990 Plan, 1994 Plan and 1996 Plan, executives are eligible to participate in our 1995 Employee Share Purchase Plan, which permits the purchase of shares at a discount through payroll deductions.

Share Option Grants to Chief Executive Officer.    On April 5, 2001, the stock option committee granted an option to purchase 220,000 shares to Mr. Priest.

Respectfully Submitted by:

The members of the Stock Option Committee

JAMES S. KRZYWICKI
PATRICK J. MCDONAGH

Report of the Audit Committee

As more fully described in our charter, the audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the audit committee certify that the independent auditor is “independent” under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors and the experience of the audit committee’s members in business, financial and accounting matters.

In this context, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and our independent auditors, Ernst & Young. The audit committee has discussed with Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of Ernst & Young with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended December 31, 2001 for filing with the SEC.

Respectfully Submitted by:

The members of the Audit Committee

RONALD C. CONWAY
JAMES S. KRZYWICKI
PATRICK J. MCDONAGH

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a percentage basis to shareholders of SmartForce ADSs (as adjusted for the two ADS splits in May 1996 and March 1998) from December 29, 1996 through December 31, 2001 to the cumulative return of (i) the Nasdaq National Market—U.S.; and (ii) the JPMorgan H&Q (“H&Q”) Technology Index, assuming an investment of $100 in our ADSs and in each of the other indices, and dividend reinvestment through December 31, 2001. No dividends have been declared or paid on SmartForce ordinary shares or ADSs. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
SmartForce	$100	$151	$55	$124	$138	$91
H&Q Technology Index	$100	$146	$227	$506	$327	$224
NASDAQ National Market—U.S.	$100	$122	$170	$315	$191	$151

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers (as defined in the rules under Section 16) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports with the SEC and the NASD regarding ownership of, and transactions in, our securities. Such officers, directors and ten percent holders are also required by the SEC’s rules to furnish to us copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us or written representations from certain reporting persons we believe that our executive officers, directors and ten percent holders complied with all applicable Section 16(a) filing requirements during the last fiscal year except that a Form 3 was filed late for Mr. McKeagney and a Form 4 was not filed by Mr. Conway for three separate transactions on the same date for a total of 7,000 shares sold by trusts administered for each of Mr. Conway’s children. Such transactions were subsequently reported on Mr. Conway’s Form 5 for the fiscal year ended December 31, 2001.

OTHER MATTERS

The report of the directors and SmartForce’s consolidated financial statements and auditors’ report to the Members for the last fiscal year were approved by the board of directors on June 12, 2002. Irish law requires us to provide the Members of SmartForce for receipt and consideration such report of the directors and our consolidated financial statements and auditors’ report to the Members for the last fiscal year at the Annual General Meeting of Shareholders. In this regard, included as part of the proxy materials dispatched to Members is a copy of the report of the directors and our consolidated financial statements and auditors’ report to the Members for the last fiscal year.

Representatives of Ernst & Young, SmartForce’s independent auditors, are expected to be present at the Annual General Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

We know of no other matters to be submitted at the Annual General Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

By Order of the Board of Directors

Dated: June 17, 2002

APPENDIX A

SMARTFORCE

1995 EMPLOYEE SHARE PURCHASE PLAN

The following constitute the provisions of the Employee Share Purchase Plan of SmartForce.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Ordinary Shares of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an “Employee Share Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a) “Board” shall mean the Board of Directors of the SmartForce.

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)  “Ordinary Shares” shall mean the ordinary shares of the SmartForce.

(d)  “Company” shall mean SmartForce and any Designated Subsidiary of the Company.

(e)  “Compensation” shall mean all base straight time gross earnings, sales commissions and bonuses, but shall exclude payments for overtime, shift premiums, and other compensation.

(f)  “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)  “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)  “Enrollment Date” shall mean the first day of each Offering Period.

(i)  “Exercise Date” shall mean the last day of each Offering Period.

(j)  “Fair Market Value” shall mean, as of any date, the value of Ordinary Shares determined as follows:

(1)  If the Ordinary Shares are listed on any established exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of an Ordinary Share shall be the closing sale price of an Ordinary Share (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Ordinary Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2)  If the Ordinary Shares are quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of an Ordinary Share shall be the mean of the closing bid and asked prices of an Ordinary Share on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3)  In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(4)  For purposes of the Enrollment Date under the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final Prospectus included within the Registration Statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Ordinary Shares.

(k)  “Offering Period” shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day in the period ending the following October 31, or commencing on the first Trading Day on or after November 1 and terminating on the last Trading Day in the period ending the following April 30, during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall begin on the effective date of the Company’s initial public offering of its Ordinary Shares that are registered with the Securities and Exchange Commission and shall end on the last trading day on or before October 31, 1995. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)  “Plan” shall mean this Employee Share Purchase Plan.

(m)  “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of an Ordinary Share on the Enrollment Date or on the Exercise Date, whichever is lower. In no event shall the Purchase Price be less than the par value of an Ordinary Share.

(n)  “Reserves” shall mean the number of Ordinary Shares covered by each option under the Plan which have not yet been exercised and the number of Ordinary Shares which have been authorized for issuance under the Plan but not yet placed under option.

(o)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(p)  “Trading Day” shall mean a day on which national exchanges and the NASDAQ System are open for trading.

3.    Eligibility.

(a)  Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own issued capital of the Company and/or hold outstanding options to purchase such shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the issued capital of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase shares under all employee share purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of shares (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The first Offering Period shall begin on the effective date of the Company’s initial public offering of its Ordinary Shares that is registered with the Securities and Exchange Commission. The Board shall have the power to change the duration of Offering Periods(including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.

(a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.    Payroll Deductions.

(a)  At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)  All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)  A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase shares under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’ s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)  At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Ordinary Shares issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Ordinary Shares. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Ordinary Shares by the Employee.

7.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Ordinary Shares determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. In no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $50,000 by the Fair Market Value of a share of the Company’s Ordinary Shares on the Enrollment Date. Each such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’ s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery.    Shares purchased by a participant upon exercise of his or her option shall, at the election of the participant, be issued (i) in the name of the participant or the participant and the participant’s spouse, or (ii) in the name of AIB Custodial Nominees Limited, having its registered office at P.O. Box 518, IFSC, Dublin 1, Ireland, to hold the shares as nominee and on behalf of the participant and subject to the participant’s instructions.

10.    Withdrawal; Termination of Employment.

(a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)  Upon a participant’s ceasing to be an Employee (as defined in Section 2(g)hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

(c)  A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Interest.     No interest shall accrue on the payroll deductions of a participant in the Plan.

12.    Shares.

(a) The maximum number of the Company’s Ordinary Shares which shall be made available for sale under the Plan shall be 2,500,000 Ordinary Shares (which will be represented by 2,500,000 American Depositary Shares), subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)  The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

13.  Administration.

(a)  Administrative Body.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

(b)  Rule 16b-3 Limitations.    Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

14.  Designation of Beneficiary.

(a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.  Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves as well as the price per Ordinary Share covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase or receive, for each share subject to the option immediately prior to the sale of assets or merger, the consideration (whether shares, cash or other securities or property) received in the sale of assets or merger by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely Ordinary Shares of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely Ordinary Shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the sale of assets or merger. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Ordinary Share covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Ordinary Shares, and in the event of the Company being consolidated with or merged into any other corporation.

19.  Amendment or Termination.

(a)  The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)  Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Ordinary Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.  Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.  Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.  Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

APPENDIX B

Exhibit A

SMARTFORCE PLC

2002 SHARE OPTION PLAN

1.     Purposes of the Plan.    The purposes of this 2002 Share Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Inside Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan and the laws of Ireland.

(c)  “Board ” means the Board of Directors of the Company.

(d)  “Change in Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e)  “Code” means the Internal Revenue Code of 1986, as amended.

(f)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(g)  “Company” means SmartForce Public Limited Company, a public limited company organized under the laws of Ireland.

(h)  “Consultant” means any natural person, including an advisor, engaged by the company or a Parent or Subsidiary to render services to such entity.

(i)  “Director” means a member of the Board.

(j)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Share Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Share Option held by the Optionee shall cease to be treated as an Incentive Share Option and shall be treated for tax purposes as a Nonstatutory Share Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i)  If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for Ordinary Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for Ordinary Shares, the Fair Market Value shall be determined in good faith by the Administrator.

(n)  “Incentive Share Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)  “Inside Director” means a Director who is an Employee.

(p)  “Nonstatutory Share Option” means an Option not intended to qualify as an Incentive Share Option.

(q)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

(r)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)  “Option” means an option for Ordinary Shares granted pursuant to the Plan.

(t)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(u)  “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(v)  “Optioned Share” means one of the Ordinary Shares subject to an Option.

(w)  “Optionee” means the holder of an outstanding Option granted under the Plan.

(x)  “Ordinary Shares” means the Ordinary Shares and/or related American Depository Shares of the Company.

(y)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)  “Plan” means this 2002 Share Option Plan.

(aa)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc)  “Service Provider” means an Employee, Inside Director or Consultant.

(dd)  “Share” means a share of the Ordinary Shares, as adjusted in accordance with Section 13 of the Plan.

(ee)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Ordinary Shares Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Ordinary Shares that may be optioned and sold under the Plan is 2,350,000 Ordinary Shares. The Ordinary Shares shall be authorized, but unissued Ordinary Shares.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Ordinary Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Service Providers to whom Options may be granted hereunder;

(iii)  to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Ordinary Shares covered by such Option shall have declined since the date the Option was granted;

(vii)  to institute an Option Exchange Program;

(viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x)  to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.    Eligibility.    Nonstatutory Share Options may be granted to Service Providers. Incentive Share Options may be granted only to Employees.

6.    Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Share Options. For purposes of this Section 6(a), Incentive Share Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares shall be determined as of the time the Option with respect to such Ordinary Shares is granted.

(b)  Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Ordinary Shares.

(ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Ordinary Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Share Option, the term shall be up to ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Share Option granted to an Optionee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the total combined voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.  Option Exercise Price and Consideration.

(a)  Exercise Price.    The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Share Option

(A)  granted to an Employee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Share Option, the per Share exercise price shall be determined by the Administrator, subject to compliance with Applicable Laws. In the case of a Nonstatutory Share Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction, subject to compliance with Applicable Laws.

(b)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. In the case of an Incentive Share Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  promissory note;

(iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)  any combination of the foregoing methods of payment; or

(vii)  such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of (i) the Optionee, or if requested by the Optionee, in the name of the Optionee and his or her spouse, or in the name of a third party as the Optionee’s nominee to hold the shares issued on exercise on Optionee’s behalf and subject to the Optionee’s directions. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Ordinary Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.

11.    Transferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Ordinary Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option and the number of Ordinary Shares as well as the price per Ordinary Shares covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary

Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Shares covered thereby, including Ordinary Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)  Merger or Change in Control.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Ordinary Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether Ordinary Shares, cash, or other securities or property) received in the merger or Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or Change in Control.

13.    Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.    Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

16.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

18.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

SMARTFORCE PUBLIC LIMITED COMPANY (the “Company”)

THIS PROXY FOR THE ANNUAL GENERAL MEETING IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Member of the Company, a public limited company organized under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and proxy statement, dated June 17, 2002 and hereby appoints Gregory M. Priest and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Annual General Meeting to be held at 11:00 a.m. on July 11, 2002 at Jury’s Hotel, Ballsbridge, Dublin 4, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting.

NOTES:

1.	A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.

2.	In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

3.
In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

4.
To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting or adjourned Annual General Meeting.

5.	Any alterations made to this proxy form should be initialed.

6.	On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION FOR ANY MOTION MADE FOR ADJOURNMENT OF THE ANNUAL GENERAL MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES FOR APPROVAL OF THE PROPOSALS SET FORTH BELOW).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

ORDINARY BUSINESS		FOR	AGAINST	ABSTAIN

1.	To re-elect as a director Mr. James S. Krzywicki who retires by rotation.	☐	☐	☐

2.	To elect as a director Dr. Ferdinand von Prondzynski who was appointed during the year.	☐	☐	☐

3.	To receive and consider the Report of the Directors and the Consolidated Financial Statements of the Company for the year ended December 31, 2001 and the Auditors Report to the Members.	☐	☐	☐

4.	To authorize the directors to fix the remuneration of the auditors for the year ending December 31, 2002.	☐	☐	☐

SPECIAL BUSINESS

5.	To amend the Company’s Employee Share Purchase Plan to increase the total number of shares reserved for issuance thereunder by 500,000 ordinary shares.	☐	☐	☐

6.	To adopt the Company’s 2002 Share Option Plan.	☐	☐	☐

Mark here if you plan ☐	Mark here, and ☐
to attend the Annual General Meeting.	indicate below, for a change of address.

Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by authorized person.

Date:	, 2002

Signature:		Signature:

	(Print Name)		(Print Name)